Exhibit 99.1
FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby
212-896-1214 / 212-896-1236
jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Gadot Chemical Tankers and Terminals Ltd. ("Gadot") to Acquire Merhav Agro

Tel Aviv – June 16, 2010 - Ampal-American Israel Corporation (Nasdaq: AMPL) ("Ampal"), a holding company in the business of acquiring and managing interests in various businesses, with emphasis in recent years on energy, chemicals, communications and related fields, announced today that Gadot, Ampal's wholly owned subsidiary, acquired Merhav Agro Ltd. ("Agro"), a supplier of agricultural protection products in Israel.

Gadot has signed an agreement with Mr. Yosef A. Maiman to acquire the entire issued share capital of Agro for a purchase price of NIS 108,000,000 (approximately $28.4 million). The closing of the transaction is subject to customary closing conditions, including the regulatory approval of the Israeli Antitrust Commissioner (the “IAA”), and is expected to occur on July 1, 2010, unless the approval of the IAA is delayed beyond that date.

The total revenues of Agro in 2009 were approximately 81.3 million NIS (approximately $21.4 million) with a gross profit of approximately 36.5 million NIS (approximately $9.6 million) 1.

1 The financial statements of Agro are prepared in accordance with generally accepted accounting principles (“GAAP”) in Israel, including with respect to the total revenues and gross profit disclosed in this press release.  Total revenues and gross profit for Agro in 2009 would not differ materially from what is presented in this press release if they were restated in accordance with US GAAP.

Agro is one of the leading suppliers of plant protection products, plant growth regulators and seeds in Israel, with over 50 years of experience. Agro serves as the Israeli representative of many leading multinational corporations, including Du Pont de Nemours, Bayer CropScience, Syngenta, Chemtura and others.

Gadot has identified the agriculture sector as a potential growth driver and Agro will be integrated into Gadot's agro division. Gadot believes the integration of Agro's business into its own will create synergies that will allow Gadot to reduce costs and increase profitability, as well as expand its business activities and worldwide relationships with suppliers and customers.

A special committee composed solely of independent directors from Ampal's Board of Directors approved the acquisition of Agro from Mr. Yosef A. Maiman, the Chairman, President and CEO of Ampal. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. acted as financial advisors to the special committee.

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals, communications and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.